Exhibit 99.1

Oplink Announces Initiatives to Enhance Shareholder Value

Commences Process to Evaluate Strategic Alternatives for Oplink Connected Business, Including Possible Sale

Authorizes $40 Million Increase to Existing Share Repurchase Program

Initiates $0.05 Quarterly Dividend

Plans to Expand Board of Directors by up to Two Additional Members with Relevant Expertise

Company Also Provides a Preview of its Fourth Quarter Fiscal 2014 Results and Revenue Guidance for First Quarter Fiscal 2015

FREMONT, Calif. – July 29, 2014 (GLOBE NEWSWIRE) – Oplink Communications, Inc. (Nasdaq:OPLK), a leading provider of optical communication components, intelligent modules and subsystems, today announced a series of initiatives to further enhance shareholder value.

Those initiatives include the Company's intent to evaluate strategic alternatives for its Oplink Connected unit, including a possible sale of the business; the authorization of a $40 million increase to its existing share repurchase program; the initiation of a quarterly dividend to shareholders, which will begin with a $0.05 dividend in the first quarter of fiscal 2015; and Oplink's intent to expand its Board of Directors by up to two members in order to add further industry expertise.

Oplink also today provided a preview of its financial results for its fourth quarter of fiscal year 2014, ended June 29, 2014, and its preliminary revenue guidance for the first quarter of fiscal year 2015, ending September 28, 2014.  Details are provided below.

"The initiatives we announced today, along with our strong quarterly financial performance, demonstrate Oplink's ongoing commitment to driving growth and creating long-term, sustainable value for our shareholders," said Joe Liu, Chairman and CEO of Oplink.  "We regularly evaluate our overall strategy as well as the optimal allocation of capital to maximize value by balancing investment in the business and direct return of cash to shareholders.  In addition, we are always open to input from our shareholders, and the steps announced today reflect, in part, constructive conversations we have had with several of our shareholders."

Decision to Seek Strategic Alternatives for Oplink Connected Business

As the Company continues to focus on driving shareholder value and increasing operational efficiencies, Oplink has commenced a process to seek strategic alternatives for Oplink Connected, including a possible sale of all or part of the business.  The Company has retained Cowen and Company, LLC as financial adviser to assist the Board and senior management team in that process.  In addition, as a result, Oplink intends to reclassify the operating results of the Oplink Connected business as discontinued operations, beginning in the quarter ending September 28, 2014.

"We continue to believe that the Oplink Connected business has great value, with the most manageable mobile video alarm and secure video conference platform and solutions available," said Mr. Liu.  "However, we recognize that this effort requires substantial resources, and we wish to be responsive to shareholder concerns regarding the impact of the continued spending on our financial results.  We believe that separating Oplink Connected can unlock value for both the Connected business and our core optical business."

Expansion of Stock Repurchase Program

Following a thorough review of the Company's capital structure and cash flow, the Oplink Board of Directors has authorized an increase of $40 million to its existing stock repurchase program, bringing its current repurchase authorization to $70 million.  The Company repurchased $18.2 million of its stock in the quarter ended June 29, 2014 and closed the quarter with cash and marketable securities of $140 million.

"Our strong balance sheet, cash position and solid operating cash flow provide us with the flexibility to continue executing our longer-term strategic initiatives while increasing current returns to shareholders," said Mr. Liu.

Oplink has repurchased $33.6 million of its stock during the last two fiscal quarters and intends to continue to make repurchases under this expanded authorization through open market purchases, block trades, privately negotiated transactions and/or other means.  The actual timing, form, and amount of repurchases will be based on management's evaluation of market conditions, corporate and regulatory requirements and other factors.

Initiation of Quarterly Dividend

Oplink also will initiate a regular quarterly cash dividend to shareholders, which will begin in the first fiscal quarter of 2015 with a dividend of $0.05 per share of the Company's common stock.  The initial dividend will be payable to stockholders of record as of August 14, 2014 and will be paid on August 28, 2014.

Oplink intends to regularly evaluate its capital return policy based on the Company's financial performance, economic outlook and any other relevant considerations.

Expansion of Oplink Board of Directors

Oplink's Board of Directors and its Nominating and Corporate Governance Committee (the "Committee") have commenced a process to expand the Board by up to two additional members.  The Board and the Committee are seeking highly qualified individuals with leadership experience in the telecommunications, data communications and/or related industries.  The Board has already identified several potential candidates and has engaged the director recruiting services of the National Association of Corporate Directors (NACD) to assist with this process.

Preview of Financial Results and Outlook

Oplink expects to report revenue for the fourth quarter of $51.5 million, up from $48.1 million in the prior quarter, and expects to report non-GAAP net income and earnings per share within the range provided in last quarter's guidance.  On a GAAP basis, the Company expects to report a net loss for the fourth quarter due to a non-cash charge relating to the Oplink Connected business and the decision to seek strategic alternatives for that business.  The Company is finalizing its results and will report full financial results for the quarter and the 2014 fiscal year on August 7, 2014.

For the quarter ending September 28, 2014, the Company expects to report revenue of $53 to $57 million.

Fiscal Fourth Quarter Financial Results and Conference Call Information

Oplink will issue a press release reporting full financial results for its fourth quarter of fiscal year 2014 immediately following the close of the market on August 7, 2014.

Oplink will host a conference call and live webcast to discuss its financial results and the other matters referred to above at 2:00 p.m. Pacific Time on August 7, 2014.  The conference call can be accessed by dialing 1-888-437-9445, or 1-719-457-2727 (outside the U.S. and Canada). A live webcast will be available on the Investors section of Oplink's corporate website at www.oplink.com and via replay beginning approximately two hours after the completion of the call until Oplink's announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. Pacific Time on August 7, 2014 until 5:00 p.m. Pacific Time on August 14, 2014, by dialing 1-888-203-1112 or 1-719-457-0820 (outside the U.S. and Canada) and entering pass code 8971928#.

Cautionary Statement

This press release contains forward-looking statements, including without limitation the statements relating to (a) the possible sale of all or part of the Oplink Connected business unit, (b) intended future repurchases of the Company's stock, (c) the planned expansion of the Company's board of directors by up to two additional members, and (d) expected results for the fourth quarter of fiscal 2014 and expected revenue for the first quarter of fiscal 2015.  These forward-looking statements involve risks and uncertainties that could cause actual future events or results to differ materially from those expressed or implied by such forward-looking statements, including the following risks and uncertainties: (1) the risk that the process being undertaken to seek the sale of the Oplink Connected business fails to identify any parties willing to acquire or invest in that business; (2) potential changes in circumstances that lead Oplink to scale back stock repurchases, such as a need for cash to fund business acquisitions; (3) the risk that the process of identifying qualified candidates interested in serving on Oplink's board of directors is more difficult or time-consuming that expected; and (4) risks relating to Oplink's core optical component business, including (i) possible reductions in customer orders or delays in shipments of products to customers, (ii) Oplink's reliance on third parties to supply critical components and materials which may be in short supply, resulting in delayed shipments and lost orders, and (iii) Oplink's increasing reliance on sales to datacom customers, which can fluctuate more than sales to our traditional telecom customers; and (iv) other risks detailed from time to time in Oplink's periodic reports filed with the Securities and Exchange Commission, including the Company's latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing information represents Oplink's outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

About Oplink

Oplink is a leading provider of optical communication components, intelligent modules and subsystems. We offer advanced solutions in DWDM and CWDM bandwidth creation, optical amplification, switching & routing, wavelength conditioning, monitoring & protection, connectivity and system-level integration, as well as a broad portfolio of optical transceivers for metro WDM, aggregation and access applications. We supply to global leading and emerging telecommunications, data communications and cable TV equipment makers. We are headquartered in Fremont, California and own multiple research and manufacturing facilities in Asia. To learn more about Oplink, visit our web site at www.oplink.com.

Contacts

Steven Goldberg / Megan Bouchier / Reze Wong
Sard Verbinnen & Co
415-618-8750